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Exhibit 5.1

RAYOVAC CORPORATION
601 Rayovac Drive
Madison, Wisconsin 53711

    May 25, 2001

Rayovac Corporation
601 Rayovac Drive
Madison, Wisconsin 53711-2497

  Re:
  Rayovac Corporation-
  Registration Statement on Form S-3

Ladies and Gentlemen:

    I am Vice President, Secretary and General Counsel to Rayovac Corporation, a Wisconsin corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 (as amended, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to (i) the offering and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to an aggregate offering price of $250,000,000 of the Company's senior and subordinated debt securities (the "Debt Securities"), shares of common stock, $0.01 par value per share ("Common Stock"), shares of preferred stock, $.01 par value per share ("Preferred Stock"), and warrants to purchase Preferred Stock or Common Stock ("Warrants") of the Company and (ii) the resale, from time to time, by certain shareholders of the Company (the "Selling Shareholders") of up to 5,125,000 shares of Common Stock (the "Secondary Shares") held by the Selling Shareholders. The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively referred to herein as the "Securities". The Securities and the Secondary Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Securities and the Secondary Shares may be sold pursuant to an underwriting agreement in substantially the form to be filed under a Current Report on Form 8-K.

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

    In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) a copy of the Registration Statement as filed with the Commission; (ii) a specimen certificate representing the Common Stock (the "Specimen Certificate"); (iii) the Amended and Restated Articles of Incorporation of the Company, as amended and currently in effect; (iv) the Amended and Restated By-laws of the Company, as currently in effect; (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the registration of the Securities under the Registration Statement; and (vi) certain resolutions of the Board of Directors of the Company relating to the original issuance of the Secondary Shares and certain stock and other records of the Company relating thereto. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

    I am admitted to the bar in the State of Wisconsin, and I do not express any opinion as to the laws of any other jurisdiction. Based upon and subject to the foregoing and the other qualifications set forth herein, it is my opinion that:

    1.  With respect to the Debt Securities to be issued under an indenture (incorporating one of the forms of indenture to be filed as Exhibits 4.3 and 4.4 to the Registration Statement or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) (the "Indenture"), when (A) the Indenture has been (i) duly authorized by the Company's Board of Directors (the "Board"), (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (B) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (D) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture and (D) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the issuance of the Debt Securities will have been duly authorized and the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

    2.  With respect to shares of Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the issuance and sale of the shares of Common Stock will have been duly authorized and the shares of Common Stock will be validly issued, fully paid and non-assessable.

    3.  With respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate"), (B) the Certificate has been filed with the Secretary of State of the State of Wisconsin and (C) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the issuance and sale of the shares of Preferred Stock will have been duly authorized and the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

    4.  With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and (D) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the issuance of the Warrants will have been duly authorized and the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

    5.  With respect to the Secondary Shares, the original issuance of the Secondary Shares was duly authorized, and such Secondary Shares are validly issued, fully paid and non-assessable shares of Common Stock.

    In connection with the opinions expressed in paragraphs 1 through 4 above, I have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      /s/ JAMES T. LUCKE, ESQ.

                      James T. Lucke, Esq.
                      Vice President, Secretary and General Counsel

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RAYOVAC CORPORATION 601 Rayovac Drive Madison, Wisconsin 53711